                                                                    EXHIBIT 10.2

                              TERM PROMISSORY NOTE

January 19, 2005                                                     $16,000,000

      THIS NOTE is made in Peoria, Illinois as of January 19, 2005, for Sixteen Million Dollars ($16,000,000), with interest as provided herein.

                                    RECITALS:

      A. This Note is made by Pioneer Railcorp. ("Borrower"), and is payable to the order of National City Bank of the Midwest ("Lender"). The holder from time to time of this Note is referred to as "Payee."

      B. This Note evidences the obligation of Borrower to pay to Lender the principal amount of Sixteen Million Dollars ($16,000,000), with interest on the balance remaining from time to time unpaid at the "Interest Rate" (as hereinafter defined) on the basis hereinafter set forth. The Loan evidenced by this Note is referred to herein as the "Loan."

      C. Lender and Borrower have entered into a Loan Agreement of even date herewith (the "Loan Agreement") with respect to the Loan and other borrowings.

      D. Payment of this Note is secured by the Loan Documents, as that term is defined in the Loan Agreement. Reference is made to the Loan Documents for a description of the property and the rights of Payee with respect to such security. All of the agreements, conditions, covenants, provisions and stipulations contained in the Loan Documents are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein and Borrower covenants and agrees to keep and perform them, or cause them to be kept and performed, strictly in accordance with their respective terms.

      1. Disbursement.

            The Loan shall be disbursed in three installments, as follows:

            (a) on the date hereof, up to $7,000,000 to refinancing existing indebtedness of Borrower to Bank;

            (b) on or about January 26, 2005, up to $4,000,000 to finance the acquisition of the west end of Toledo, Peoria and Western Railway Corporation; and

            (c) on or about March 31, 2005, up to $5,000,000 to finance the repurchase of equity interests in Borrower pursuant to its privatization strategy.

      2. Payment.

      (a) Borrower hereby promises to pay to the order of Payee the principal sum of Sixteen Million Dollars ($16,000,000), or, if less, the aggregate unpaid principal amount, with interest thereon at the Interest Rate, as follows:

      (i) On February 1, 2005, March 1, 2005 and April 1, 2005, a payment of all accrued and unpaid interest;

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      (ii)  Commencing May 1, 2005 and on the first day of each month thereafter to and including April 1, 2006, a payment of principal in the amount of $154,649 plus all accrued and unpaid interest;

      (iii) Commencing May 1, 2006 and on the first day of each month thereafter to and including April 1, 2007, a payment of principal in the amount of $165,854 plus all accrued and unpaid interest;

      (iv) Commencing May 1, 2007 and on the first day of each month thereafter to and including April 1, 2008, a payment of principal in the amount of $176,873 plus all accrued and unpaid interest;

      (v) Commencing May 1, 2008 and on the first day of each month thereafter to and including April 1, 2009, a payment of principal in the amount of $188,858 plus all accrued and unpaid interest;

      (vi) Commencing May 1, 2009 and on the first day of each month thereafter to and including April 1, 2010, a payment of principal in the amount of $201,691 plus all accrued and unpaid interest;

      (vii) All outstanding principal and interest remaining unpaid, and all other sums then due to Payee with respect to the Loan, on May 1, 2010.

      (b) The term "Interest Rate" means the interest rate from time to time announced by Lender as its prime rate for commercial loans (which may or may not be the lowest rate charged by Lender. Borrower shall have the option, however, to elect that any portion of the Loan of at least $250,000 and in increments of $100,000 thereafter shall bear interest at the LIBOR Interest Rate. "LIBOR Interest Rate" means the rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) determined by Lender and equal to the average rate per annum at which deposits (denominated in United States dollars) in an amount similar to the principal amount of the Loan and with a maturity equal to the applicable Interest Period are offered to Lender at 11:00 A.M. London time (or as soon thereafter as practicable) on the date of reference by banking institutions in the London, United Kingdom market, as such interest rate is referenced and reported by the British Bankers Association in the Bridge Financial Telerate system "Page 3570" report or, if the same is unavailable, any other generally accepted authoritative source of such interest rate as Lender may reference from time to time, plus the Applicable Margin set forth on the attached Applicable Margin Grid. "Interest Period" shall mean one, two, three, or six months. Principal and interest accrued on LIBOR Interest Rate borrowings shall be repaid on the last day of the applicable Interest Period. No Interest Period on any LIBOR Interest Rate borrowing shall extend beyond Maturity Date.

      (c) The term "Maturity Date" shall mean May 1, 2010, subject to the acceleration provisions of this Note.

      (d) In the event any installment of principal or interest hereunder shall become overdue for a period in excess of ten (10) days, Borrower shall pay to the Payee a "late charge" equal to five percent (5%) of the amount unpaid or $25.00, whichever is greater, up to a maximum amount of $250 per payment.

      (e) Payment of all amounts due under this Note shall be made at the office of Lender at 301 S. W. Adams Street, Peoria, Illinois 61602, or such other place as Payee may from time to time designate in writing.

      (f) This Note may be prepaid, in whole or in part, without prepayment or penalty; provided,

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however, that no portion of this Note for which Borrower has elected a LIBOR
Interest Rate tranche may be prepaid before the end of the applicable Interest Period.

      (g) The obligations of Borrower on this Promissory Note shall be absolute and unconditional in any and all circumstances, and shall not be affected by any circumstances of any character, including, but not limited to any set-off, counterclaim, recoupment, real or personal defense or other right which Borrower may have against the Lender, its successors and assigns, or anyone else for any reason whatsoever.

      (h) Notwithstanding any provisions of this Note or any instrument securing payment of the indebtedness evidenced by this Note to the contrary, it is the intent of Borrower and Payee that Payee shall never be entitled to receive, collect or apply, as interest on principal of the indebtedness, any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and if under any circumstance whatsoever, fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and in the event Payee ever receives, collects or applies as interest any such excess, such amount which would be excess interest shall be deemed a permitted partial prepayment of principal and treated hereunder as such; and if the principal of the indebtedness secured hereby is paid in full, any remaining excess funds shall forthwith be paid to Borrower. In determining whether or not interest of any kind payable hereunder, under any specific contingency, exceeds the highest lawful rate, Borrower and Payee shall, to the maximum extent permitted under applicable law, (1) characterize any non-principal payment as an expense, fee or premium rather than as interest and (2) amortize, prorate, allocate and spread to the end that the interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law; provided that if the amount of interest received for the actual period of existence thereof exceeds the maximum lawful rate, Payee shall refund to Borrower the amount of such excess. Payee shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the maximum lawful rate.

      (i) Upon the occurrence of an Event of Default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following: (1) increase the applicable interest rate on this Note 2.00 percentage points, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law.

      (j) Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges; provided, however, upon the occurrence of an Event of Default, or at any time after the acceleration of any of the Indebtedness (as defined in the Loan Agreement),Lender reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion. After the occurrence of an Event of Default, or at any time after the acceleration of any of the Indebtedness (as defined in the Loan Agreement), all prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Lender may from time to time determine in its sole discretion.

      3. Default and Remedies.

      (a) If an Event of Default shall occur under and as defined in any of the Notes, the Loan Agreement or any Loan Document (collectively, "Events of Default"), Payee shall have the option, without demand or notice, to declare the unpaid principal of this Note, together with all accrued interest and other sums owing hereunder, at once due and payable. Upon the occurrence of an Event of Default, Lender may exercise any and all other rights and remedies available in any Loan Document or at law or in equity.

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

      (b) The remedies of Payee, as provided herein, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Payee, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Payee, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Payee and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

      4. Costs and Attorneys' Fees.

Borrower promises to pay all costs of collection of every kind, including but not limited to all reasonable attorneys' fees, court costs, and expenses of every kind, incurred by Payee in connection with such collection or the protection or enforcement of any or all of the security for this Note, whether or not any lawsuit is filed with respect thereto.

      5. Waiver.

Except as otherwise provided herein, each maker, surety, guarantor and endorser hereon waives grace, notice, notice of intent to accelerate, notice of default, protest, demand, presentment for payment and diligence in the collection of this Note, and in the filing of suit hereon, and agrees that his or its liability and the liability of his or its heirs, beneficiaries, successors and assigns for the payment hereof shall not be affected or impaired by any release or change in the security or by any increase, modification, renewal or extension of the indebtedness or its mode and time of payment. It is specifically agreed by the undersigned that the Payee shall have the right at all times to decline to make any such release or change in any security given to secure the payment hereof and to decline to make any such increase, modification, renewal or extension of the indebtedness or its mode and time of payment. This Note shall constitute a joint and several obligation when signed by more than one party.

      6. Nonpermitted Transfers.

The Credit Documents provide that any sale, transfer or other alienation of the property securing this Note, or any portion thereof or interest therein, other than as expressly permitted therein, constitutes an Event of Default thereunder and permits the holder of this Note to invoke any remedies therein provided.

      7. Notices.

All notices or other communications required or permitted hereunder shall be (a) in writing and shall be deemed to be given (i) when delivered in person, (ii) when received after deposit in a regularly maintained receptacle of the United States mail as registered or certified mail, postage prepaid, (iii) when received if sent by private courier service, or (iv) on the day on which the party to whom such notice is addressed refuses delivery by mail or by private courier service and (b) addressed as follows:

                  If to Lender:

                  National City Bank of the Midwest
                  301 SW Adams St, Locator C-P02-22
                  PO Box 749
                  Peoria, IL 61652-0749
                  Attn: Michael A. Zeller

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                  with copy to:

                  Michael R. Seghetti
                  Elias, Meginnes, Riffle & Seghetti
                  416 Main Street, Suite 1400
                  Peoria, IL  61602

                  If to Debtor:

                  Pioneer Railcorp
                  1318 S. Johanson Rd
                  Peoria, IL 61707-1130
                  Attn: J. Michael Carr

or to each such party at such other addresses as such party may designate in a written notice to the other parties.

      8. Miscellaneous.

      (a) The headings of the paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

      (b) All payments under this Note shall be payable in lawful money of the United States which shall be legal tender for public and private debts at the time of payment. Each payment of principal or interest under this Note shall be paid not later than 2:00 P.M. Peoria, Illinois time on the date due therefor and funds received after that hour shall be deemed to have been received by Payee on the following day. Except as otherwise provided herein, all payments (whether of principal, interest or other amounts) which are applied at any time by Payee to indebtedness evidenced by this Note may be allocated by Payee to principal, interest or other amounts as Payee may determine in Payee's sole discretion. Lender shall notify Borrower when it allocates payments other than to interest and principal.

      (c) This Note shall be governed by and construed under the laws of the State of Illinois.

      9. Severability.

If any provision of this Note or any payments pursuant to the terms hereof shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

      10. Transfer by Holder.

Payee may assign or sell all of its interest in this Note and all of its rights and security hereunder.

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

      IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date and year first above written.

                                              PIONEER RAILCORP

                                              BY: /s/ J. M. Carr
                                                  ------------------------------

                                             ITS: Treasurer
                                                  ------------------------------

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

                                    EXHIBIT A

                             APPLICABLE MARGIN GRID

                            (Basis points per annum)

BASIS FOR PRICING                              LEVEL I           LEVEL II         LEVEL III         LEVEL IV
------------------                          --------------    --------------    --------------      ---------
Funded Debt/EBITDA                          > or = 3.0:1.0    > or = 2.5:1.0    > or = 2.0:1.0      < 2.0:1.0
Ratio*                                                         But < 3.0:1.0      But <2.5:1.0
------------------                          --------------    --------------    --------------      ---------
LIBOR Margin                                        275.00            250.00            225.00         200.00
------------------                          --------------    --------------    --------------      ---------

* As defined in Section 1 of the Loan Agreement.

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